EXHIBIT A


------------------------------------------------------------ ----------------
NAME OF FUND                                                 EXPENSE CAP
------------------------------------------------------------ ----------------
Target Managed VIP Portfolio                                 1.47%
------------------------------------------------------------ ----------------
The Dow Dart 10 Portfolio                                    1.47%
------------------------------------------------------------ ----------------
The Dow Target Dividend Portfolio                            1.47%
------------------------------------------------------------ ----------------
Global Dividend Target 15 Portfolio                          1.47%
------------------------------------------------------------ ----------------
S&P Target 24 Portfolio                                      1.47%
------------------------------------------------------------ ----------------
Nasdaq Target 15 Portfolio                                   1.47%
------------------------------------------------------------ ----------------
Value Line Target 25 Portfolio                               1.47%
------------------------------------------------------------ ----------------
First Trust Focus Four Portfolio                             1.37%
------------------------------------------------------------ ----------------

Amended:  November 19, 2007